EXHIBIT 32.0

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Mattel, Inc., a Delaware corporation (the “Company”), does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	Information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

Date: As of November 8, 2004	By:
Robert A. Eckert
Chairman and Chief Executive Officer, Mattel, Inc.

Kevin M. Farr
Chief Financial Officer, Mattel, Inc.